                                 THIRD AMENDMENT
                    TO AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT


         Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 6, 1996 (the "Third Amendment"), by and among AU BON PAIN CO., INC., a Delaware corporation ("ABP"), SAINT LOUIS BREAD COMPANY, INC., a Delaware corporation ("Saint Louis Bread"), ABP MIDWEST MANUFACTURING CO., INC., a Delaware corporation ("ABP Midwest", and, collectively with ABP and Saint Louis Bread, the "Borrowers"), and USTRUST, a Massachusetts trust company, THE FIRST NATIONAL BANK OF BOSTON, a national banking association, CITIZENS BANK OF MASSACHUSETTS, a Massachusetts savings bank (collectively, the "Banks"), and USTRUST as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 17, 1995 (as amended by the First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 6, 1995, the Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 24, 1996, and as further amended and in effect from time to time, the "Credit Agreement") by and among the Borrowers, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrowers, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Third Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT. Section 1 of the Credit Agreement is hereby amended as follows:

                  (a) by deleting the date "April 30, 1997" occurring in the definition of "Maturity Date" contained in Section 1.1 and replacing it with "June 30, 1998".

                  (b) by amending the definition of Consolidated Total Debt Service by deleting therefrom the clause "plus (c) one fifth of the Revolving Credit Loans outstanding as of the last day of the period for which Consolidated Total Debt Service is then being determined".

                  (c) by inserting in the appropriate alphabetical order the following definitions:

                  Consolidated Adjusted Cash Flow. For any specified period, the sum of (a) Consolidated Net Income for such period, plus (b) the aggregate amount of depreciation, amortization and other non-cash charges for such period, in each case determined on a consolidated basis for the Borrowers and their Subsidiaries in accordance with generally accepted accounting principles.

                  Consolidated Free Cash Flow. With respect to the Borrowers and their Subsidiaries and for any period, the sum of (a) Consolidated Net Income for such period plus (b) the aggregate amount of depreciation, amortization and other non-cash charges for such period, plus (c) to the extent deducted in the calculation of Consolidated Net Income for such period, Consolidated Total Interest Expense for such period, less (d) the aggregate amount of Non-Discretionary Capital Expenditures for such period, in each case determined on a consolidated basis for the Borrowers and their Subsidiaries in accordance with generally accepted accounting principles.

                  Consolidated New Cafe Capital Expenditures. With respect to new bakery cafes or stores which open in any relevant fiscal period, the aggregate amount of Consolidated Capital Expenditures of the Borrowers and their Subsidiaries which, in accordance with generally accepted accounting principles, are properly attributable to the acquisition, construction, or equipping of such new cafes or stores regardless of the fiscal quarter in which such Consolidated Capital Expenditures were incurred.

                  Projected New Cafe Capital Expenditures. Those Consolidated
              New Cafe Capital Expenditures of the Borrowers and their Subsidiaries anticipated by the Borrowers and their Subsidiaries to be incurred in connection with the opening of new bakery cafes or stores. For purposes of determining Projected New Cafe Capital Expenditures, Consolidated New Cafe Capital Expenditures incurred with respect to each new bakery cafe or store will be deemed to be incurred in the earlier of (a) the fiscal quarter in which such new bakery cafe or store actually opens for business with the public regardless of the fiscal period in which such Consolidated Capital Expenditures were actually incurred and (b) six (6) calendar months after the date on which the lease of the property where such bakery cafe or store will be located is entered into by any Borrower or any Subsidiary of the Borrower, or in the case of the purchase of such property, the date of such purchase by such Borrower or such Subsidiary.

         SECTION 2. AMENDMENT TO SECTION 3.1(a)(i) OF THE CREDIT AGREEMENT.
Section 3.1(a)(i) of the Credit Agreement is hereby amended by inserting the following language immediately before the semi-colon occurring at the end of
Section 3.1(a)(i):

         "provided that if the Revolving Credit Applicable Margin which would be applicable to such Revolving Credit Loan if such Revolving Credit Loan were a Eurodollar Rate Loan is greater than or equal to three percent (3.0%), then such Revolving Credit Loan shall bear interest at a rate per annum equal to the Base Rate plus one-half of one percent (0.50%)".

         SECTION 3. AMENDMENT TO SECTION 5.4 OF THE CREDIT AGREEMENT. Section
5.4 of the Credit Agreement is hereby amended by adding the following new subsection (h) at the end thereof:

                  (h) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a report containing a summary of (i) all leases entered into by any Borrower or any Subsidiary of a Borrower and all property otherwise acquired by any Borrower or any Subsidiary of a Borrower for new bakery cafes and stores during the fiscal quarter ending immediately prior to the date of delivery of such report, (ii) the Projected New Cafe Capital Expenditures associated with each such bakery cafe and store, (iii) the total Projected New Cafe Capital Expenditures for all bakery cafes and stores to be opened in the current fiscal year, and (iv) together with the delivery of financial statements for the third and fourth fiscal quarters of each fiscal year of the Borrowers, the total Projected New Cafe Capital Expenditures for all bakery cafes and stores to be opened in the succeeding fiscal year.

         SECTION 4. AMENDMENTS TO SECTION 7 OF THE CREDIT AGREEMENT. Section 7 of the Credit Agreement is hereby amended as follows:

                  (a) Section 7.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 7.1:

                           Section 7.1 Maximum Allowable Leverage Ratio. The
                  Borrowers will not, at any time, permit the Leverage Ratio to exceed 0.65:1.00.

                  (b) Section 7.2 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 7.2:

                           Section 7.2 [Intentionally Omitted].

                  (c) Section 7.3 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following new Section 7.3:

                           Section 7.3. Consolidated Capital Expenditures. With
                  respect to each fiscal year of the Borrowers set forth in the table below, the Borrowers will not permit (a) Consolidated Capital Expenditures (other than Capital Expenditures incurred in such fiscal year in connection with the acquisition and equipping of, and improvements to, the Borrowers' facilities in Mexico, Missouri) to exceed the amount set forth in the table below opposite such fiscal year in the column headed "Maximum Consolidated Capital Expenditures" or (b) Consolidated New Cafe Capital Expenditures to exceed the amount set forth in the table below opposite such fiscal year in the column headed "Maximum Consolidated New Cafe Capital Expenditures"; provided that:

                           (i) with regard to any such fiscal year (other than
                  the fiscal year ending on December 26, 1998), if Consolidated Adjusted Cash Flow for such fiscal year exceeds that amount set forth in the table below opposite such fiscal year in the column headed "100% Consolidated Adjusted Cash Flow," Maximum Consolidated Capital Expenditures and Maximum Consolidated New Cafe Capital Expenditures permitted hereunder for such fiscal year shall be increased by the amount of such excess; and

                           (ii) with regard to any such fiscal year (other than
                  the fiscal year ending on December 26, 1998), if Consolidated Adjusted Cash Flow is less than that amount set forth in the table below opposite such fiscal year in the column headed "95% Consolidated Adjusted Cash Flow," Maximum Consolidated Capital Expenditures and Maximum Consolidated New Cafe Capital Expenditures permitted hereunder for such fiscal year shall be reduced by the difference between the amount set forth for such fiscal year in such column headed "95% Consolidated Net Income" and the actual Consolidated Adjusted Cash Flow for such fiscal year.

------------------------------------------------------------------------------------------------------------------
                        MAXIMUM CONSOLIDATED    MAXIMUM CONSOLIDATED      100% CONSOLIDATED       95% CONSOLIDATED
                              CAPITAL             NEW CAFE CAPITAL          ADJUSTED CASH          ADJUSTED CASH
  FISCAL YEAR ENDING        EXPENDITURES            EXPENDITURES                FLOW                    FLOW
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
       12/28/96             $17,500,000              $ 6,800,000             $18,600,000            $17,700,000
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
       12/27/97             $24,000,000              $15,000,000             $21,700,000            $20,600,000
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
       12/26/98             $26,000,000              $16,000,000                 n/a                    n/a
------------------------------------------------------------------------------------------------------------------


                  (d) Section 7 of the Credit Agreement is hereby amended by inserting at the end thereof the following new Section 7.5:

                           Section 7.5 Projected New Cafe Capital Expenditures.
                  With respect to each fiscal quarter of the Borrowers set forth in the table below, the Borrowers will not permit Projected New Cafe Capital Expenditures for the fiscal year specified opposite such fiscal quarter in the table below to exceed the amount set forth in the table below opposite such fiscal quarter in the column headed "Maximum Projected New Cafe Capital Expenditures"; provided that:

                           (a) if, with respect to each fiscal quarter (other
                  than the fiscal quarter ending on April 18, 1998) set forth in the table below, Consolidated Adjusted Cash Flow determined for the period of four consecutive fiscal quarters then ending exceeds that amount set forth in the table below opposite such fiscal quarter in the column headed "100% Consolidated Adjusted Cash Flow," Maximum Projected New Cafe Capital Expenditures permitted hereunder for such fiscal quarter shall be increased by the amount of such excess; and

                           (b) if, with respect to each fiscal quarter (other
                  than the fiscal quarter ending on April 18, 1998) set forth in the table below, Consolidated Adjusted Cash Flow determined for the period of four consecutive fiscal quarters then ending is less than that amount set forth in the table below opposite such fiscal quarter in the column headed "95% Consolidated Adjusted Cash Flow," Maximum Projected New Cafe Capital Expenditures permitted hereunder for such fiscal quarter shall be reduced by the difference between the amount set forth for such period of four consecutive fiscal quarters in such column headed "95% Consolidated Adjusted Cash Flow" and the actual Consolidated Adjusted Cash Flow for such period.

--------------------------------------------------------------------------------------------------------------
                                                MAXIMUM                     100%                     95%
                                             PROJECTED NEW              CONSOLIDATED             CONSOLIDATED
    FISCAL QUARTER          FISCAL           CAFE CAPITAL               ADJUSTED CASH            ADJUSTED CASH
        ENDING               YEAR            EXPENDITURES                   FLOW                     FLOW
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
        10/5/96              1997             $ 6,000,000                $18,200,000              $17,300,000
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
       12/28/96              1997             $ 9,000,000                $18,600,000              $17,700,000
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
        4/19/97              1997             $12,000,000                $19,100,000              $18,200,000
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
        7/12/97              1997             $15,000,000                $19,300,000              $18,300,000
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
        10/4/97              1998             $ 7,000,000                $20,600,000              $19,600,000
--------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
       12/27/97              1998             $10,000,000                $21,700,000              $20,600,000
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
        4/18/98              1998             $13,000,000                    n/a                      n/a
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------


                  (e) Section 7 of the Credit Agreement is hereby amended by inserting at the end thereof the following new Section 7.6:

                           Section 7.6. Consolidated Free Cash Flow. The
                  Borrowers will not permit the ratio of Consolidated Free Cash Flow to Consolidated Total Debt Service, determined at the end of each fiscal quarter of the Borrowers for the period consisting of the four (4) consecutive fiscal quarters then ending (after excluding from Total Debt Service to the extent otherwise included, all principal payments due at maturity, Revolving Credit Loans, maturities in respect of the Term Loan, and maturities in respect of that certain Letter of Credit Reimbursement Agreement dated as of July 1, 1995 among ABP, ABP Midwest and Citizens Trust Company) to be less than 2.7:1.0.

                  (f) Section 7 of the Credit Agreement is hereby amended by inserting at the end thereof the following new Section 7.7:

                           Section 7.7. No Net Losses. The Borrowers and their
                  Subsidiaries will not permit Consolidated Net Income for each period consisting of two (2) consecutive fiscal quarters to be less than $1.00.

                  (g) Section 7 of the Credit Agreement is hereby amended by inserting at the end thereof the following new Section 7.8:

                           Section 7.8. Consolidated Adjusted Cash Flow. With
                  respect to each period consisting of two consecutive fiscal quarters and ending on a date set forth in the table below, the Borrowers and their Subsidiaries will not permit Consolidated Adjusted Cash Flow for such period to be less than the amount set forth in the table below opposite the date on which such period ends:

             --------------------------------------------------------
             TWO CONSECUTIVE FISCAL             CONSOLIDATED ADJUSTED
                 QUARTERS ENDING                      CASH FLOW
             --------------------------------------------------------
             --------------------------------------------------------
                     10/5/96                         $ 7,200,000
             --------------------------------------------------------
                    12/28/96                         $ 7,800,000
             --------------------------------------------------------

             --------------------------------------------------------
                     4/19/97                         $10,300,000
             --------------------------------------------------------
                     7/12/97                         $ 9,900,000
             --------------------------------------------------------
                     10/4/97                         $ 8,900,000
             --------------------------------------------------------
                    12/27/97                         $10,000,000
             --------------------------------------------------------
                     4/18/98                         $11,000,000.
             --------------------------------------------------------

         SECTION 5. AMENDMENT TO SCHEDULES. The Schedules to the Credit Agreement are hereby amended by (a) deleting Schedule 1.1(d) in its entirety and replacing it with Schedule 1.1(d) attached hereto; and (b) deleting Schedule 1.1(e) in its entirety and replacing it with Schedule 1.1(e) attached hereto.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby repeats, on and as of the date hereof, each of the representations and warranties made in Section 4 of the Credit Agreement as though such representations and warranties refer specifically to such Borrower, except to the extent of changes resulting from transactions contemplated or permitted by this Third Amendment or the Credit Agreement and except to the extent that such representations and warranties relate expressly to an earlier date; provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. No Default or Event of Default has occurred and is continuing under the Credit Agreement.

         SECTION 7. EFFECTIVENESS. The effectiveness of this Third Amendment shall be subject to the satisfaction of the following conditions precedent:

                  Section 7.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Third Amendment and the other Loan Documents to which they are or are to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

                  Section 7.2. Loan Documents. This Third Amendment shall have been duly executed and delivered to the Agent by each of the parties hereto.

                  Section 7.3. Amendment Fee. The Borrowers shall have paid the Agent, for the pro rata accounts of the Banks, an amendment fee in the amount of $45,000.

         SECTION 8. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Third Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         SECTION 9. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrowers or any rights of the Agent or the Banks consequent thereon.

         SECTION 10. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         SECTION 11. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as a document under seal as of the date first above written.

                              AU BON PAIN CO., INC.


                              By:      /s/ Louis I. Kane
                                       Name:   Louis I. Kane
                                       Title:


                              SAINT LOUIS BREAD COMPANY, INC.


                              By:      /s/ Louis I. Kane
                                       Name:  Louis I. Kane
                                       Title:


                              ABP MIDWEST MANUFACTURING CO., INC.


                              By:      /s/ Louis I. Kane
                                       Name:  Louis I. Kane
                                       Title:


                              USTRUST
                                INDIVIDUALLY AND
                                AS AGENT


                              By:      /s/ Anthony Wilson
                                       Name:  Anthony Wilson
                                       Vice President


                              THE FIRST NATIONAL BANK
                              OF BOSTON


                              By:      /s/ Margaret Ronan Stack
                                       Name:  Margaret Ronan Stack
                                       Title:    Vice-President

                              CITIZENS BANK OF MASSACHUSETTS


                              By:      /s/ Anne Forbes Van Nest
                                       Name:  Anne Forbes Van Nest
                                       Title:   Vice-President

                                                                 Schedule 1.1(d)




                       REVOLVING CREDIT APPLICABLE MARGIN


------------------------------------------------------------------------------------------------------------------------------------
Consolidated Net Income for Most Recently Ended    Consolidated Total Liabilities To          Consolidated Total Liabilities To
  Period of Four Consecutive Fiscal Quarters        Consolidated Tangible Net Worth            Consolidated Tangible Net Worth

                                                 If Such Ratio is Less Than 1.7 to 1.0    If Such Ratio Equals or Exceeds 1.7 to 1.0
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Greater Than $9,000,000                                          0.75%                                      1.25%
------------------------------------------------------------------------------------------------------------------------------------
from $7,000,000 to $9,000,000 (inclusive)                        1.00%                                      1.50%
------------------------------------------------------------------------------------------------------------------------------------
from $5,000,000 to $6,999,999.99 (inclusive)                     1.50%                                      2.00%
------------------------------------------------------------------------------------------------------------------------------------
from $2,000,000 to $4,999,999.99 (inclusive)                     2.00%                                      2.50%
------------------------------------------------------------------------------------------------------------------------------------
Less Than $2,000,000                                             3.00%                                      3.00%
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Schedule 1.1(e)

                             TERM APPLICABLE MARGIN


------------------------------------------------------------------------------------------------------------------------------------
Consolidated Net Income for Most Recently Ended     Consolidated Total Liabilities To         Consolidated Total Liabilities To
  Period of Four Consecutive Fiscal Quarters         Consolidated Tangible Net Worth           Consolidated Tangible Net Worth

                                                  If Such Ratio is Less Than 1.7 to 1.0   If Such Ratio Equals or Exceeds 1.7 to 1.0
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Greater Than $9,000,000                                           1.25%                                     1.75%
------------------------------------------------------------------------------------------------------------------------------------
from $7,000,000 to $9,000,000 (inclusive)                         1.50%                                     2.00%
------------------------------------------------------------------------------------------------------------------------------------
from $5,000,000 to $6,999,999.99 (inclusive)                      2.00%                                     2.50%
------------------------------------------------------------------------------------------------------------------------------------
from $2,000,000 to $4,999,999.99 (inclusive)                      2.50%                                     3.00%
------------------------------------------------------------------------------------------------------------------------------------
Less Than $2,000,000                                              3.00%                                     3.00%
------------------------------------------------------------------------------------------------------------------------------------